                                                                    EXHIBIT 99.6


March 10, 1999


PRIVATE & CONFIDENTIAL
Mr. Alan Pickerill
Interlinq Software Corporation
11255 Kirkland Way
Kirkland, WA 98033

Dear Mr. Pickerill:

PURCHASE PRICE ALLOCATION FOR ACQUISITION OF LOGICAL SOFTWARE SOLUTIONS CORPORATION.


KPMG LLP ("KPMG") completed its report on the purchase price allocation in connection with the acquisition of Logical Software Solutions ("LSS") by Interlinq Software Corporation ("Interlinq" or the "Company"). This allocation was performed as of June 30, 1998, the closing date of the transaction. We understand that this report will be used by Interlinq for financial reporting purposes.

The purchase price allocation reflects recent guidance from the SEC on approaches and procedures to be followed in developing allocations to in-process research and development ("IPR&D"). While we believe that the procedures followed were in accordance with this guidance, there is no guarantee that these results will not be challenged by the SEC. We note that the SEC may clarify and/or change the procedures required for allocation to IPR&D and that such changes may be retroactive.

FINDINGS


The allocation of the purchase price paid by Interlinq is as follows:



=================================================================================
ACQUIRED ASSETS/EXPENSE                                          CALCULATED VALUE
---------------------------------------------------------------------------------
Gross Current Assets                                                     $292,158

Gross Long Term Assets                                                     50,703

Workforce-In-Place                                      142,149

Customer List                                           171,691

Tradename                                               213,632

Non-Compete/Employment Agreement                        263,172

Current Products                                        776,841

Other Goodwill(1)                                     2,406,624
                                                      ---------------------------
                                                                        3,974,109
Total Goodwill

In-Process Research & Development Expense                               1,349,615

Assumed Short-Term Liabilities                                          (272,370)
---------------------------------------------------------------------------------
NET ASSETS AND EXPENSES ACQUIRED ($000s)                               $5,394,215
=================================================================================


(1) Includes the value of goodwill not separately identifiable.

STATEMENT OF QUALIFICATIONS AND DISINTEREST

This report was prepared under the direction of Ms. Carolyn J. Worth, Transaction Services Practice Partner. KPMG has no present or contemplated future interest in the tangible and intangible assets and expenses whose value we have determined, or any other interest that might prevent us from performing an unbiased valuation.

We have enjoyed working with Interlinq and thank the staff for their time and assistance.

Very truly yours,

KPMG LLP

                                              APPENDIX A - SUMMARY OF ALLOCATION
--------------------------------------------------------------------------------


VALUATION AND ALLOCATION APPROACHES

We considered each of the three generally accepted approaches to valuation in our analysis of the value of each asset. The three generally accepted valuation approaches are the income, the cost and the market approaches.

The Discounted Cash Flow ("DCF") Method is one method often utilized in the Income Approach to value. In DCF analysis, fair value is equivalent to the present value of all estimated future cash flows generated by a particular asset. Additional adjustments may be made to reflect special circumstances that would affect the value.

The Market Approach examines publicly traded companies and transactions in the marketplace in order to relate the value of similar companies/assets and recent transactions to the companies/assets being valued. In this analysis, valuation multiples are derived from the operating data of similar publicly traded companies and adjustments are applied to compensate for differences between them and the subject company being valued, if necessary. Once evaluated, these valuation multiples are applied to the operating data of the subject company to arrive at an indication of fair market value.

An application of the Cost Approach is the replacement cost approach. Under this approach, the fair value of an asset is equal to the cost to replace the functionality of the asset. For example, in the case of tradenames, the replacement cost of the assets is equal to the royalty that would have to be paid for the right to use the tradename if it were not owned.

We selected the method or methods that were most appropriate for each asset analyzed.


DESCRIPTION OF ACQUIRED ASSETS AND EXPENSES

The items acquired by Interlinq include specific assets and liabilities, a workforce, customer list, employment/non-compete agreements, trademark, developed technology and other intangible assets not separately identifiable, but associated with the acquired business. In addition, the Company also incurred in-process research & development ("IPR&D") expenses as a result of this acquisition. The acquired assets and expenses are described below.

SPECIFIC ASSETS AND LIABILITIES

As part of the acquisition, Interlinq purchased the trade receivables and fixed assets of LSS. The fixed assets primarily included furniture, office equipment and computer hardware. In addition, the Company assumed the accounts payable and accrued vacation liabilities of LSS.

                                              APPENDIX A - SUMMARY OF ALLOCATION
--------------------------------------------------------------------------------



KPMG relied upon management's representation as to the fair value of the current and tangible assets as of the acquisition date.

WORKFORCE IN-PLACE

As part of the acquisition, Interlinq acquired a portion of the LSS workforce. Because Interlinq was able to avoid the cost of assembling such a workforce on its own, the workforce is considered a distinct intangible asset.

KPMG utilized an avoided cost approach in valuing the workforce.

CUSTOMER LIST

Interlinq acquired a list of customers with whom LSS currently has contact. Because Interlinq has the potential to sell Interlinq and LSS products to some of these customers in the future, the list possesses value and represents a distinct intangible asset.

KPMG utilized a cost approach in valuing the customer list.

TRADENAME

As Interlinq plans to sell the existing FlowMan product for a period during 1998, the current product tradename possesses value and represents a distinct intangible asset. Additionally, Interlinq intends to continue to utilize the FlowMan name upon completion of the in-process project.

KPMG utilized an avoided cost approach in valuing the tradename.

EMPLOYMENT/NON-COMPETE AGREEMENTS

As part of the acquisition, certain LSS employees signed employment and non-compete agreements that limit the ability of each employee to depart and compete against Interlinq. Because these employees are deemed to be integral to the success of the in-process project, the agreements possess value and represent a distinct intangible asset.

KPMG utilized an income approach in valuing the employment/non-compete agreements.

DEVELOPED TECHNOLOGY

At the time of the acquisition, LSS was selling its FlowMan 3.2 product. It is anticipated that sales of this product will continue until January, 1999. It is expected that the in-process FlowMan 4.0 will be ready for commercial release in January, 1999 and sales of

                                              APPENDIX A - SUMMARY OF ALLOCATION
--------------------------------------------------------------------------------



FlowMan 3.2 will cease. Though sales of FlowMan 3.2 cease, there is a continuing value contribution from the core technology (engine logic) that carries over to FlowMan 4.0.

KPMG utilized an income approach in valuing the developed technology.

IN-PROCESS RESEARCH & DEVELOPMENT

FlowMan version 4.0 is targeted for commercial release during January, 1999. Management has indicated that version 4.0 will be significantly different than version 3.2. The major changes, as well as the tasks remaining to complete the in-process project as of the acquisition date, are summarized below.

o       Version 4.0 will offer three-tier architecture for expanded scalability,

                o The product architecture will be completely redesigned. This involves tasks such as evaluating the existing logic and splitting the client tier into presentation and middle tier. Most of the engine logic is carried through to 4.0, however with increased functionality.

                o       Design specifications need to be developed.

                o       Existing source code will need to be re-written.

                o       New source code will need to be written.

                o Quality assurance testing needs to be developed. As much of the source code being developed is new to Interlinq and LSS, existing quality assurance tests may not be adequate, and new tests may need to be developed to fully test and examine the technology. Tests must be performed in order to examine reliability, compatibility and performance.

                o In light of any deficiencies noted during quality assurance testing, various re-work will need to be completed. This re-work includes re-writing existing LSS source code, re-writing newly developed source code, replacing "bad" or incompatible source code, etc.

                o New documentation and "help systems" need to be modified and/or replaced.

o Version 4.0 will incorporate Component Object Model (COM) technology to enable reuse of modules in other software,

                o       The product architecture will be completely redesigned.

                o       Design specifications need to be developed.

                o Existing source code needs to be re-written in new language/technology.

                o New modules for communication, including DCOM, need to be re-written.

                o Quality assurance testing needs to be developed. As much of the source code being developed is new to Interlinq and LSS, existing quality assurance tests may not be adequate, and new tests may need to be developed to fully test and examine the technology. Tests must be performed in order to examine reliability, compatibility and performance.

                                              APPENDIX A - SUMMARY OF ALLOCATION
--------------------------------------------------------------------------------



                o In light of any deficiencies noted during quality assurance testing, various re-work will need to be completed. This re-work includes re-writing existing LSS source code, re-writing newly developed source code, replacing "bad" or incompatible source code, etc.

                o New documentation and "help systems" need to be modified and/or replaced.

o Version 4.0 will incorporate object-oriented methodology and ActiveX controls to integrate Internet-based applications with internal business processes,

                o       The product architecture will be completely redesigned.

                o       Design specifications need to be developed.

                o Existing source code needs to be re-written in new language/technology.

                o New modules for customer integration methods need to be re-written, and client and remote computing functions need to be simplified.

                o Quality assurance testing needs to be developed. As much of the source code being developed is new to Interlinq and LSS, existing quality assurance tests may not be adequate, and new tests may need to be developed to fully test and examine the technology. Tests must be performed in order to examine reliability, compatibility and performance.

                o In light of any deficiencies noted during quality assurance testing, various re-work will need to be completed. This re-work includes re-writing existing LSS source code, re-writing newly developed source code, replacing "bad" or incompatible source code, etc.

                o New documentation and "help systems" need to be modified and/or replaced.

o Version 4.0 will possess the ability to be deployed across distributed network environments.

                o The product architecture will be completely redesigned. This involves placing services on multiple servers

                o       Design specifications need to be developed.

                o Existing source code needs to be re-written in new language/technology.

                o New source code for system manageability needs to be written.

                o Quality assurance testing needs to be developed. As much of the source code being developed is new to Interlinq and LSS, existing quality assurance tests may not be adequate, and new tests may need to be developed to fully test and examine the technology. Tests must be performed in order to examine reliability, compatibility and performance.

                o In light of any deficiencies noted during quality assurance testing, various re-work will need to be completed. This re-work includes re-writing existing LSS source code, re-writing newly developed source code, replacing "bad" or incompatible source code, etc.

                o New documentation and "help systems" need to be modified and/or replaced.

                                              APPENDIX A - SUMMARY OF ALLOCATION
--------------------------------------------------------------------------------



In order to commercially release the FlowMan 4.0 product, management estimates that approximately five professionals will be needed on a full-time basis over five to six months. The estimated cost of this work is approximately $175,000-200,000. At the time of the acquisition, management estimates that progress toward full completion of the FlowMan 4.0 project is 40 percent.

At the valuation date, none of these products had demonstrated their technological or commercial feasibility. Significant risk exists because Interlinq is unsure of the obstacles it will encounter in the form of time and cost necessary to produce technologically feasible products. Should these proposed products fail to become viable, it is unlikely that Interlinq would be able to realize any value from the sale of the technology to another party.

The in-process technology has no alternative use in the event that the proposed products do not prove to be feasible. These development efforts fall within the definition of In-Process Research and Development (IPR&D) contained in Statement of Financial Accounting Standards (SFAS) No. 2.

KPMG utilized a modified income approach in allocating consideration to the IPR&D. This approach is based on the standard income approach earlier, modified to include guidance provided by the Securities and Exchange Commission regarding the valuation of IPR&D. Specific factors considered in the modified approach include:

-  analysis of the stage of completion of the in-process projects;

- exclusion of value related to R&D yet-to-be completed as part of the ongoing IPR&D projects; and

-  contribution of existing products/technologies.

                            APPENDIX B - STATEMENT OF CONDITIONS AND LIMITATIONS
--------------------------------------------------------------------------------



1. REPORT DISTRIBUTION - This report has been prepared solely for the purpose stated and should not be used for any other purpose. Except as specifically stated in the report, neither our report not its contents is to be referred to or quoted, in whole or in part, in any registration statement, prospectus, public filing, loan agreement, or other agreement or document without our prior written approval. In addition, except as set forth in the report, our analysis and report presentation are not intended for general circulation or publication, nor are they to be reproduced nor distributed to other third parties without our prior written consent.

2. SCOPE OF ANALYSIS - The appraisal of any financial instrument or business is a matter of informed judgment. The accompanying appraisal has been prepared on the basis of information and assumptions set forth in the attached report, associated appendices, or underlying work papers, and these Limiting Conditions and Assumptions.

3. NATURE OF OPINION - Neither our opinion nor our report are to be construed as a fairness opinion as to the fairness of an actual or proposed transaction, a solvency opinion, or an investment recommendation, but, instead, are the expression of our determination of the fair value of the Subject Interest(s) between a hypothetical willing buyer and a hypothetical willing seller in an assumed transaction on an assumed valuation date. For various reasons, the price at which the Subject Interest(s) might be sold in a specific transaction between specific parties on a specific date might be significantly different from the fair value as expressed in our report.

4.      GOING CONCERN ASSUMPTION, NO UNDISCLOSED CONTINGENCIES - Our analysis:
        (i) assumes that as of the Valuation Date the Company and its assets will continue to operate as configured as a going concern; (ii) is based on the past and present financial condition of the Company and its asset as of the Valuation date; and (iii) assumes that the Company had no undisclosed real or contingent assets or liabilities, no unusual obligations or substantial commitments, other than in the ordinary course of business, nor had any litigation pending or threatened that would have a material effect on our analyses.

5. LACK OF VERIFICATION OF INFORMATION PROVIDED - We have relied on information supplied by the Company without audit or verification. We have assumed that all information furnished is complete, accurate and reflects management's good faith efforts to describe the status and prospects of the Company at the Valuation Date from an operating and a financial point of view. As part of this engagement we have relied upon publicly available data from recognized sources of financial information which have not been verified in all cases.

6. RELIANCE ON FORECASTED DATA - Any use of management's projections or forecasts in our analysis does not constitute an examination or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants ("AICPA"). We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. Further, there will usually be differences between prospective and




                                                                          Page i

                            APPENDIX B - STATEMENT OF CONDITIONS AND LIMITATIONS
--------------------------------------------------------------------------------



        actual results because events and circumstances frequently do not occur as expected and these differences may be material.

7. SUBSEQUENT EVENTS - The terms of our engagement are such that we have no obligation to update this report or to revise the valuation because of events and transactions occurring subsequent to the Valuation Date.

8. LEGAL MATTERS - We assume no responsibility legal matters including interpretations of either the law or contracts. We have made no investigation of legal title and have assumed that owner(s) claim(s) to property are valid. We have given no consideration to liens or encumbrances except as specifically stated. We assumed that all required licenses, permits, etc. are in full force and effect. We assume no responsibility for the acceptability of the valuation approaches used in our report as legal evidence in any particular court or jurisdiction. The suitability of our report and opinion for any legal forum is a matter for the client and the client's legal advisor to determine.

9. TESTIMONY - Neither KPMG Peat Marwick LLP nor any individual signing or associated with this report shall be required to give testimony or appear in court or other legal proceedings unless specific arrangements have been made in advance.

10. USPAP - Unless otherwise stated in our opinion, our engagement is not required to be conducted pursuant to the Uniform Standards of Professional Practice.

INTERLINQ                                                            EXHIBIT 1.0
Acquisition of Logical Software
 Solutions Corporation                                    Purchase Consideration
Allocation Date: June 30, 1998                                             FINAL


PURCHASE CONSIDERATION
===================================================================================================
ITEM                                                                             FAIR VALUE
---------------------------------------------------------------------------------------------------
Cash                                                                                   $ 3,600,001
Stock @ Fair Value                                                                       1,415,314
Capitalizable Direct Transaction Expenses                                                  378,900
---------------------------------------------------------------------------------------------------
TOTAL PURCHASE CONSIDERATION                                                           $ 5,394,215
===================================================================================================


PREMIUM ABOVE ASSETS
---------------------------------------------------------------------------------------------------
Total Purchase Consideration                                                           $ 5,394,215

Less: Net Current Assets                                          $ 19,788
Less: Net Long Term Assets                                          50,703
---------------------------------------------------------------------------------------------------
Sub-total                                                                              $    70,491

---------------------------------------------------------------------------------------------------
PREMIUM ABOVE ASSETS                                                                   $ 5,323,724
===================================================================================================


INVESTED CAPITAL
---------------------------------------------------------------------------------------------------
Consideration                                                                          $ 5,394,215

Assumed Interest Bearing Debt - Current                           $     --
Assumed Interest Bearing Debt - Long Term                               --
---------------------------------------------------------------------------------------------------
Sub-Total Financial Liabilities                                                        $        --

---------------------------------------------------------------------------------------------------
INVESTED CAPITAL                                                                       $ 5,394,215
===================================================================================================

INTERLINQ                                                            EXHIBIT 2.0
Acquisition of Logical Software
  Solutions Corporation                     Allocation of Purchase Consideration
Allocation Date: June 30, 1998                                             FINAL


ALLOCATION OF PURCHASE CONSIDERATION

==========================================================================================================
                        ASSETS                                                       FAIR
                                                                                     VALUE
----------------------------------------------------------------------------------------------------------
BALANCE SHEET ITEMS
Gross Current Operating Assets                                292,158
Furniture                                                       1,175
Office Equipment                                                  646
Computer Hardware                                              47,509
Other (Leasehold Improvements, Software)                        1,373
----------------------------------------------------------------------------------------------------------
Subtotal                                                                                          342,861

NON-BALANCE SHEET ITEMS/INTANGIBLES @ FAIR VALUE
Workforce in Place                                         $  142,149
Customer List                                                 171,691
Non-Compete Agreement                                         263,172
FlowMan Tradename                                             213,632
----------------------------------------------------------------------------------------------------------
Subtotal                                                                                          790,644

CURRENT PRODUCTS/TECHNOLOGIES
FlowMan3.2                                                 $   49,128
Core Technology                                               727,714
----------------------------------------------------------------------------------------------------------
Sub-Total Current Product(s)/Technology                                                       $   776,841

CALCULATED VALUES
Incremental Interlinq Products                             $  303,112
FlowMan 4.0                                                 1,046,504
----------------------------------------------------------------------------------------------------------
Sub-Total Calculated Values                                                                   $ 1,349,615

Goodwill                                                                                      $ 2,406,624

Assumed Operating Liabilities                                                                 $  (272,370)

Assumed Financial Liabilities                                                                 $        --

----------------------------------------------------------------------------------------------------------
TOTAL CONSIDERATION:                                                                          $ 5,394,215
==========================================================================================================

INTERLINQ                                                           EXHIBIT  3.0
Acquisition of Logical Software
  Solutions Corporation                                    Closing Balance Sheet
Allocation Date: June 30, 1998                                             FINAL


========================================================================================================================
                                                                                    ADJUSTMENTS
                                                                B/S AS OF       ---------------     CLOSING
                                                              JUNE 30, 1998     DEBIT     CREDIT   FAIR VALUE    NOTES
------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Trade Receivables                                                   308,718        --     16,560     292,158
------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                               $308,718                         $292,158

LONG-TERM ASSETS
Furniture                                                            13,827        --     12,652       1,175
Office Equipment                                                      7,821        --      7,175         646
Computer Hardware                                                   141,853        --     94,344      47,509
Other (Leasehold Improvements, Software)                             37,731        --     36,358       1,373
------------------------------------------------------------------------------------------------------------------------
Total Long-Term Assets                                             $201,232                         $ 50,703

------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                       $509,950                         $342,861
========================================================================================================================

CURRENT LIABILITIES
Accounts Payable                                                    187,151        --     55,185     242,336
Accrued Vacation                                                     26,977        --      3,057      30,034
------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                          $214,128                         $272,370

LONG-TERM LIABILITIES
Interest Bearing Long Term Debt                                    $     --      $ --     $   --    $     --
------------------------------------------------------------------------------------------------------------------------
Total Long-Term Liabilities                                        $     --                         $     --

------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                  $214,128                         $272,370

------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                                         $214,128                         $272,370
========================================================================================================================

INTERLINQ                                                            EXHIBIT 4.0
Acquisition of Logical Software
  Solutions Corporation                         Fair Value of Workforce-In-Place
Allocation Date: June 30, 1998                                             FINAL


AVOIDED RECRUITING & TRAINING COSTS
----------------------------------------------------------------------------------------------------------------
                       NUMBER OF   AVERAGE     RECRUITING        ESTIMATED      ESTIMATED       AVOIDED RECRUIT/
POSITION/CATEGORY      EMPLOYEES  BASE SALARY     COST %     RECRUITING COST   TRAINING COST      TRAIN COST (1)
----------------------------------------------------------------------------------------------------------------
VP Technology             1        $90,000         40%            $36,000              --           $36,000
VP Sales & Marketing      1        $90,000         40%            $36,000              --           $36,000
President                 1        $90,000         40%            $36,000              --           $36,000
Sr. Systems Analyst       1        $72,000         20%            $14,400           5,000           $19,400
Public Relations          1        $68,640         20%            $13,728               -           $13,728
Programmer/Analyst        1        $55,000         15%             $8,250           5,000           $13,250
Programmer/Analyst        1        $55,000         15%             $8,250           5,000           $13,250
Programmer/Analyst        1        $42,996         15%             $6,449           5,000           $11,449
QA/Network Admin          1        $30,000         10%             $3,000              --            $3,000
Admin Assistant           1        $14,500         10%             $1,450              --            $1,450
----------------------------------------------------------------------------------------------------------------
Total                    10                                                                        $183,527

                             Less:  Income Tax Deduction Benefit @    37%                          ($67,905)
                             -----------------------------------------------------------------------------------
                             After-Tax Cost of Recruiting & Training:                             $ 115,622



AVOIDED LOSS OF PRODUCTIVITY COSTS
----------------------------------------------------------------------------------------------
                      NUMBER OF BENEFIT      STARTING     TIME TO FULL    AVOIDED PRODUCTIVITY
  Position/Category   EMPLOYEES  LOAD       EFFICIENCY    PRODUCTIVITY           COST (2)
----------------------------------------------------------------------------------------------
VP Technology             1      20%           90%             2                   $900
VP Sales & Marketing      1      20%           90%             2                   $900
President                 1      20%           90%             2                   $900
Sr. Systems Analyst       1      20%           85%             2                 $1,080
Public Relations          1      20%           90%             2                   $686
Programmer/Analyst        1      20%           85%             2                   $825
Programmer/Analyst        1      20%           85%             2                   $825
Programmer/Analyst        1      20%           85%             2                   $645
QA/Network Admin          1      20%           90%             2                   $300
Admin Assistant           1      20%           90%             2                   $145
----------------------------------------------------------------------------------------------
Total                    10                                                      $7,206

                          Less:  Income Tax Deduction Benefit @  37%            ($2,666)
                          --------------------------------------------------------------------
                          After Tax Avoided Cost of Lost Productivity            $4,540

                          --------------------------------------------------------------------
                          Total of Avoided Cost                                $120,162

                          Add: Section 197 Tax Amortization Benefit              21,987
                          --------------------------------------------------------------------
                          FAIR VALUE OF WORKFORCE                              $142,149
                          =====================================================================



NOTES:
(1) Avoided Recruiting/Training Cost=[(Ave. Salary x Recruiting Cost%)+Training Cost] x Number of Employees

(2) Productivity Cost=[(Ave. Salary x (1+Benefit Load)) x (1-Starting Eff.) x (Time/12) x 1/2] x Number of Employees

INTERLINQ SOFTWARE CORPORATION                                       EXHIBIT 5.0
Acquisition of Logical Software
  Solutions Corporation                                            Customer List
Allocation Date: June 30, 1998                                             FINAL

-------------------------------------------------------------------------------------
                                               Estimated                 Estimated
                                              Average Cost               Total Costs
                            Number of          to Develop                to Develop
      Category               Clients         Relationship(1)            Relationships
-------------------------------------------------------------------------------------
Tier 1 Customers                8                $ 2,500                  $ 20,000

Tier 2 Customers                7                  5,000                    35,000

Tier 1 Dealers, Distributors    4                  7,500                    30,000

Tier 3 Customers                2                 10,000                    20,000

Tier 2 Dealers, Distributors    2                 12,500                    25,000

Tier 1 OEMs                     1                 20,000                    20,000
----------------------------------                ------                 ---------
TOTAL COST TO DEVELOP RELATIONSHIPS                                      $ 150,000
Section 197 Benefit                                                         21,691
-----------------------------------------------------------------------------------
FAIR VALUE OF CUSTOMER LIST                                              $ 171,691
===================================================================================

INTERLINQ SOFTWARE CORPORATION                                       EXHIBIT 6.0
Acquisition of Logical Software
  Solutions Corporation                    Employment and Non-Compete Agreements
Allocation Date: June 30, 1998                                             FINAL


==================================================================================================
                                                                          FORECAST
                                                             -------------------------------------
                                                               1999         2000         2001
--------------------------------------------------------------------------------------------------
Revenues from In-Process Projects                            1,981,393    7,663,063    13,701,200
Cost of Sales for In-Process Projects                          648,675    1,856,750     3,064,500
--------------------------------------------------------------------------------------------------
Gross Margin for In-Process Projects                         1,332,718    5,806,313    10,636,700

Employee 1
Contribution to Projected Profits                                  2.5%         2.0%          0.0%
Estimated Lost Profits                                          33,318      116,126             -
Probability of Employee Departing and Competing with
  Interlinq                                                       25.0%        25.0%          0.0%
--------------------------------------------------------------------------------------------------
Projected Probable Lost Profits                                  8,329       29,032             -

Employee 2                                                        0.05         0.05
----------
Contribution to Projected Profits                                  5.0%         5.0%          5.0%
Estimated Lost Profits                                          66,636      290,316       531,835
Probability of Employee Departing and Competing with
  Interlinq                                                       25.0%        25.0%         25.0%
--------------------------------------------------------------------------------------------------
Projected Probable Lost Profits                                 16,659       72,579       132,959

Employee 3
Contribution to Projected Profits                                  2.5%         2.5%          2.0%
Estimated Lost Profits                                          33,318      145,158       212,734
Probability of Employee Departing and Competing with
  Interlinq                                                       25.0%        25.0%         25.0%
--------------------------------------------------------------------------------------------------
Projected Probable Lost Profits                                  8,329       36,289        53,184

Total Projected Probable Lost Profits                           33,318      137,900       186,142

Discount Period (Years)                                           0.50         1.50          2.50
Discount Rate/Factor        25%                                     89%          72%           57%
--------------------------------------------------------------------------------------------------
Present Value of Free Cash Flows                              $ 29,810     $ 98,734     $ 106,619

Sum of Present Value of Adj. Operating Income                 $235,162
Section 197 Tax Benefit                                         28,010
----------------------------------------------------------------------
FAIR VALUE OF PROJECT                                         $263,172
======================================================================

INTERLINQ                                                            EXHIBIT 7.0
Acquisition of Logical Software
  Solutions Corporation                                  Royalty Asset Worksheet
Allocation Date: June 30, 1998                                             FINAL


CUMULATIVE AFTER TAX ROYALTIES
---------------------------------------------------------------------------------------------------------------------------

                      PRE-TAX            REQUIRED                             AFTER TAX TOTAL ROYALTIES
                      ROYALTY    ASSET   AFTER-TAX     --------------------------------------------------------------------
     ASSET             RATE      LIFE     RETURN       1999       2000      2001     2002       2003      2004       2005
---------------------------------------------------------------------------------------------------------------------------
FLOWMAN TRADENAME      1.00%      5        20%        16,935    48,277    86,318   129,229    25,846        --         --
TRADENAME 2            0.00%      0         0%            --        --        --        --        --        --         --
ROYALTY ASSET 3        0.00%      0         0%            --        --        --        --        --        --         --
ROYALTY ASSET 4        0.00%      0         0%            --        --        --        --        --        --         --
ROYALTY ASSET 5        0.00%      0         0%            --        --        --        --        --        --         --
---------------------------------------------------------------------------------------------------------------------------


CUMULATIVE AFTER TAX ROYALTIES
----------------------------------------------
                     AFTER TAX TOTAL ROYALTIES
                    --------------------------
     ASSET           2006       2007      2008
----------------------------------------------
FLOWMAN TRADENAME      --         --        --
TRADENAME 2            --         --        --
ROYALTY ASSET 3        --         --        --
ROYALTY ASSET 4        --         --        --
ROYALTY ASSET 5        --         --        --
----------------------------------------------


FLOWMAN TRADENAME
----------------------------------------------------------------------------------------------------------------------------------
                                               -----------------------------------------------------------------------------------
                                                  1999       2000      2001       2002        2003      2004       2005      2006
----------------------------------------------------------------------------------------------------------------------------------
After-Tax Royalty Cash Flows                     16,935    48,277    86,318     129,229     25,846        --         --        --
Discount Period                                    0.50      1.50      2.50        3.50       4.50      5.50       6.50      7.50
Discount Rate/Factor (%)            20.00%          91%       76%       63%         53%        44%       37%        31%       25%
----------------------------------------------------------------------------------------------------------------------------------
Present Value of Cash Flow                       15,464    36,744    54,747      68,304     11,384        --         --        --

Sum of Present Values of Cash Flows             186,643       87%
Present Value of Residual Period                     --        0%
Section 197 Tax Benefit                          26,989       13%
-------------------------------------------------------
FAIR VALUE OF CASH FLOWS                       $213,632
-------------------------------------------------------




FLOWMAN TRADENAME
-----------------------------------------------------------------
                                               ------------------
                                                   2007      2008
--------------------------------------------------------------
After-Tax Royalty Cash Flows                         --        --
Discount Period                                    8.50      9.50
Discount Rate/Factor (%)            20.00%          21%       18%
------------------------------------------------------------------
Present Value of Cash Flow                           --        --

Sum of Present Values of Cash Flows
Present Value of Residual Period
Section 197 Tax Benefit
-----------------------------------------------
FAIR VALUE OF CASH FLOWS
-----------------------------------------------

INTERLINQ                                                           EXHIBIT  8.1
Acquisition of Logical Software
  Solutions Corporation                              Current Product: FlowMan3.2
Allocation Date: June 30, 1998                                             FINAL

FLOWMAN3.2
----------------------------------------------------------------------------------------------------------------------------
Use Cost: 3                                                                                                FORECAST
                                     HISTORICAL              FULL       ----------------------------------------------------
                                         1998                1999        2000        2001      2002       2003       2004
----------------------------------------------------------------------------------------------------------------------------
REVENUE                                                    $ 706,759      $ --       $ --      $ --       $ --       $ --
Revenue Growth

COST OF SALES
COS1                                                         233,230        --         --        --         --         --
----------------------------------------------------------------------------------------------------------------------------
Total Cost of Sales                                        $ 233,230      $ --       $ --      $ --       $ --       $ --

----------------------------------------------------------------------------------------------------------------------------
Gross Profit                                               $ 473,529      $ --       $ --      $ --       $ --       $ --
Profit (%)                                                        67%

OPERATING EXPENSES
Product Development                                            8,236        --         --        --         --         --
Sales & Marketing                                            127,659        --         --        --         --         --
General & Administrative                                     182,110        --         --        --         --         --
----------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   $ 318,005      $ --       $ --      $ --       $ --       $ --

----------------------------------------------------------------------------------------------------------------------------
Operating Income                                           $ 155,524      $ --       $ --      $ --       $ --       $ --
Income (%)                                                        22%

Income Tax 37%                                                57,544        --         --        --         --         --
----------------------------------------------------------------------------------------------------------------------------
Adjusted Operating Income                                   $ 97,980      $ --       $ --      $ --       $ --       $ --


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                          44,462        --         --        --         --         --
FlowMan Tradename  Y                   0.63%                   4,453        --         --        --         --         --
----------------------------------------------------------------------------------------------------------------------------
Total Capital Charges                                       $ 48,915      $ --       $ --      $ --       $ --       $ --

----------------------------------------------------------------------------------------------------------------------------
Incremental Adjusted Operating Income                       $ 49,065      $ --       $ --      $ --       $ --       $ --
                                                                                                                       --
Discount Period (Years)                                         0.50       1.50      2.50      3.50       4.50       5.50
Discount Rate/Factor       25%                                    89%        72%       57%       46%        37%        29%
----------------------------------------------------------------------------------------------------------------------------
Present Value of Free Cash Flows                            $ 43,899      $ --       $ --      $ --       $ --       $ --

Sum of Present Value of Adj. Operating Income               $ 43,899
Section 197 Tax Benefit                                        5,229
--------------------------------------------------------------------
FAIR VALUE OF PROJECT                                       $ 49,128
====================================================================


FLOWMAN3.2
------------------------------------------------------------------------------------------
Use Cost 3
                                     HISTORICAL     --------------------------------------
                                         1998          2005       2006      2007      2008
------------------------------------------------------------------------------------------
REVENUE                                                $ --       $ --      $ --      $ --
Revenue Growth

COST OF SALES
COS1                                                     --         --        --        --
------------------------------------------------------------------------------------------
Total Cost of Sales                                    $ --       $ --      $ --      $ --

------------------------------------------------------------------------------------------
Gross Profit                                           $ --       $ --      $ --      $ --
Profit (%)

OPERATING EXPENSES
Product Development                                      --         --        --        --
Sales & Marketing                                        --         --        --        --
General & Administrative                                 --         --        --        --
------------------------------------------------------------------------------------------
Total Operating Expenses                               $ --       $ --      $ --      $ --

------------------------------------------------------------------------------------------
Operating Income                                       $ --       $ --      $ --      $ --
Income (%)

Income Tax 37%                                           --         --        --        --
------------------------------------------------------------------------------------------
Adjusted Operating Income                              $ --       $ --      $ --      $ --


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                     --         --        --        --
FlowMan Tradename  Y                   0.63%             --         --        --        --
------------------------------------------------------------------------------------------
Total Capital Charges                                  $ --       $ --      $ --      $ --

------------------------------------------------------------------------------------------
Incremental Adjusted Operating Income                  $ --       $ --      $ --      $ --
                                                         --         --        --        --
Discount Period (Years)                                6.50       7.50      8.50      9.50
Discount Rate/Factor       25%                           23%        19%       15%       12%
------------------------------------------------------------------------------------------
Present Value of Free Cash Flows                       $ --       $ --      $ --      $ --

Sum of Present Value of Adj. Operating Income
Section 197 Tax Benefit
----------------------------------------------------
FAIR VALUE OF PROJECT
====================================================

INTERLINQ                                                           EXHIBIT  8.2
Acquisition of Logical Software
  Solutions Corporation                         Current Product: Core Technology
Allocation Date: June 30, 1998                                             FINAL

CORE TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:   3                                                                             FORECAST
                                                   HISTORICAL       FULL         --------------------------------------------------
                                                      1998          1999             2000              2001                2002
-----------------------------------------------------------------------------------------------------------------------------------
CHARGEBACK FROM FLOWMAN 4.0                                        (49,535)         (191,577)         (342,530)          (512,814)
-----------------------------------------------------------------------------------------------------------------------------------
Total Capital Charges                                            $ (49,535)       $ (191,577)       $ (342,530)        $ (512,814)

-----------------------------------------------------------------------------------------------------------------------------------
Incremental Adjusted Operating Income                            $  49,535         $ 191,577         $ 342,530          $ 512,814

Discount Period (Years)                                               0.50              1.50              2.50               3.50
Discount                    25%                                         89%               72%               57%                46%
-----------------------------------------------------------------------------------------------------------------------------------
Present Value of Free Cash Flows                                 $  44,319         $ 137,165         $ 196,196          $ 234,985

Sum of Present Value of Adj. Operating Income                    $ 650,262
Section 197 Tax Benefit                                             77,452
---------------------------------------------------------------------------
FAIR VALUE OF PROJECT                                            $ 727,714
---------------------------------------------------------------------------


CORE TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:   3                                                                     FORECAST
                                             HISTORICAL  ----------------------------------------------------------------------
                                                1998           2003         2004       2005        2006        2007        2008
--------------------------------------------------------------------------------------------------------------------------------
CHARGEBACK FROM FLOWMAN 4.0                                   (102,563)       --         --          --          --          --
--------------------------------------------------------------------------------------------------------------------------------
Total Capital Charges                                       $ (102,563)    $  --      $  --       $  --       $  --       $  --

--------------------------------------------------------------------------------------------------------------------------------
Incremental Adjusted Operating Income                        $ 102,563     $  --      $  --       $  --       $  --       $   --
                                                                              --         --          --          --           --
Discount Period (Years)                                           4.50      5.50       6.50        7.50        8.50        9.50
Discount                    25%                                     37%       29%        23%         19%         15%         12%
--------------------------------------------------------------------------------------------------------------------------------
Present Value of Free Cash Flows                              $ 37,598     $ --       $  --       $  --       $ --        $  --

Sum of Present Value of Adj. Operating Income
Section 197 Tax Benefit
---------------------------------------------------------
FAIR VALUE OF PROJECT
---------------------------------------------------------

INTERLINQ                                                            EXHIBIT 9.1
Acquisition of Logical Software
  Solutions Corporation                          In-Process Project: Incremental
Allocation Date: June 30, 1998                                Interlinq Products
                                                                           FINAL



INCREMENTAL INTERLINQ PRODUCTS
--------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:                    2                                                             FORECAST
                                                     HISTORICAL       FULL        ----------------------------------------------
                                                        1998          1999            2000            2001            2002
--------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                             $ 567,875     $ 2,369,063     $ 3,813,900     $ 3,755,788
  Revenue Growth                                                                          317%             61%             -2%

COST OF SALES
Cost of Revenues                                                      200,914         838,174       1,349,358       1,328,798
--------------------------------------------------------------------------------------------------------------------------------

Total Cost of Sales                                                 $ 200,914       $ 838,174     $ 1,349,358     $ 1,328,798

--------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                        $ 366,961     $ 1,530,889     $ 2,464,542     $ 2,426,990
  Gross Profit (%)                                                         65%             65%             65%             65%

OPERATING EXPENSES
Product Development                                                        --              --              --              --
Sales & Marketing                                                     255,424         787,770         872,742         723,688
General & Administrative                                                   --          23,000          34,500          23,000
Maint R&D                                                              76,140          98,412         106,601          82,357
--------------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                            $ 331,564       $ 909,182     $ 1,013,843       $ 829,044

--------------------------------------------------------------------------------------------------------------------------------

Operating Income                                                     $ 35,397       $ 621,707     $ 1,450,700     $ 1,597,946
  Operating Income (%)               37%                                    6%             26%             38%             43%

Income Tax @  37%                                                      13,097         230,031         536,759         591,240
--------------------------------------------------------------------------------------------------------------------------------

Net Operating Income                                                 $ 22,300       $ 391,675       $ 913,941     $ 1,006,706
  Net  Income (%)                                                           4%             17%             24%             27%


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                                   35,725         123,822         203,829         204,922
FlowMan Tradename                      Y       0.63%                    3,578          14,925          24,028          23,661
CORE TECHNOLOGY -- FLOWMAN 3.2                 2.50%                   14,197          59,227          95,348          93,895
--------------------------------------------------------------------------------------------------------------------------------

Total Capital Charges                                                $ 53,499       $ 197,974       $ 323,204       $ 322,478

--------------------------------------------------------------------------------------------------------------------------------

Net Operating Income -- Technology                                   $ (31,199)      $ 193,701       $ 590,737       $ 684,228


Attribution Factor                                                        43%             43%             43%             43%
--------------------------------------------------------------------------------------------------------------------------------

Attributed Operating Income                                           (13,416)         83,292         254,017         294,218

Discount Period (Years)                                                  0.50            1.50            2.50            3.50
Discount Rate/Factor                   33%                                 87%             65%             49%             37%
--------------------------------------------------------------------------------------------------------------------------------

Present Value of Free Cash Flows                                      (11,637)         54,345         124,616         108,525

Present Value of Attributed
  Operating Income                                                  $ 277,345
Section 197 Tax Benefit                                                25,767
-----------------------------------------------------------------------------
CALCULATED VALUE                                                    $ 303,112
=============================================================================



INCREMENTAL INTERLINQ PRODUCTS
-------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:  2                                                                         FORECAST
                                                                 --------------------------------------------------------------
                                                                    2003         2004       2005     2006     2007      2008
-------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                           $ 375,579                 $ --      $ --      $ --      $ --
  Revenue Growth                                                        -90%

COST OF SALES
Cost of Revenues                                                    132,880          --       --        --        --        --
-------------------------------------------------------------------------------------------------------------------------------

Total Cost of Sales                                               $ 132,880        $ --      $ --      $ --      $ --      $ --

-------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                      $ 242,699        $ --      $ --      $ --      $ --      $ --
  Gross Profit (%)                                                       65%

OPERATING EXPENSES
Product Development                                                      --
Sales & Marketing                                                    72,772          --        --        --        --        --
General & Administrative                                              2,050         --        --        --        --        --
Maint R&D                                                             8,302          --        --        --        --        --
-------------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                           $ 83,125        $ --      $ --      $ --      $ --      $ --

-------------------------------------------------------------------------------------------------------------------------------

Operating Income                                                  $ 159,575        $ --      $ --      $ --      $ --      $ --
  Operating Income (%)                                                   42%

Income Tax @  37%                                                    59,043          --        --        --        --        --
-------------------------------------------------------------------------------------------------------------------------------

Net Operating Income                                              $ 100,532        $ --      $ --      $ --      $ --      $ --
  Net  Income (%)                                                        27%


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                                 76,226          --        --        --        --        --
FlowMan Tradename                                                     2,366          --        --        --        --        --
CORE TECHNOLOGY -- FLOWMAN 3.2                                        9,389          --        --        --        --        --
-------------------------------------------------------------------------------------------------------------------------------

Total Capital Charges                                              $ 87,981        $ --      $ --      $ --      $ --      $ --

-------------------------------------------------------------------------------------------------------------------------------

Net Operating Income -- Technology                                  $ 12,551       $ --      $ --      $ --      $ --      $ --
                                                                                     --        --        --        --        --

Attribution Factor                                                      43%        43%        43%        43%        43%      43%
-------------------------------------------------------------------------------------------------------------------------------

Attributed Operating Income                                           5,397          --        --        --        --        --

Discount Period (Years)                                                4.50        5.50      6.50      7.50     8.50       9.50
Discount Rate/Factor                                                     28%        21%       16%       12%       9%         7%
-------------------------------------------------------------------------------------------------------------------------------

Present Value of Free Cash Flows                                      1,497          --        --        --        --        --

Present Value of Attributed
  Operating Income
Section 197 Tax Benefit
-----------------------------------------------------------------
CALCULATED VALUE
=================================================================

INTERLINQ                                                          EXHIBIT  9.2
Acquisition of Logical Software
  Solutions Corporation                          In-Process Project: FlowMan 4.0
Allocation Date: June 30, 1998                                             FINAL

FLOWMAN 4.0
----------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:  4                                                                             FORECAST
                                                       HISTORICAL         FULL        --------------------------------------------
                                                          1998            1999            2000           2001            2002
----------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                                $ 1,413,518    $ 5,294,000     $ 6,462,000     $ 6,500,500
  Revenue Growth                                                                             275%             22%              1%

COST OF SALES
COS1                                                                       243,408        911,627       1,112,756       1,119,386
----------------------------------------------------------------------------------------------------------------------------------

Total Cost of Sales                                                      $ 243,408      $ 911,627     $ 1,112,756     $ 1,119,386

----------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                           $ 1,170,110    $ 4,382,373     $ 5,349,244     $ 5,381,114
  Gross Profit (%)                                                              83%            83%             83%             83%

OPERATING EXPENSES
Cost-to-Complete                                                                                               --             --
Sales & Marketing                                                          509,833      1,203,250       1,301,025       1,073,613
General & Administrative                                                   207,467        434,200         409,219         347,525
Maint R&D                                                                  135,120        294,630         280,969         241,410
----------------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                 $ 852,420    $ 1,932,080     $ 1,991,213     $ 1,662,548

----------------------------------------------------------------------------------------------------------------------------------

Operating Income                                                         $ 317,690    $ 2,450,293     $ 3,358,031     $ 3,718,567
  Operating Income (%)                                                          22%            46%             52%             57%

Income Tax @ 37%                                                           117,545        906,608       1,242,472       1,375,870
----------------------------------------------------------------------------------------------------------------------------------

Net Operating Income                                                     $ 200,145    $ 1,543,685     $ 2,115,560     $ 2,342,697
  Net  Income (%)                                                               14%            29%             33%             36%


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                                        88,924        276,698         345,353         354,677
FlowMan Tradename                 Y                        0.63%             8,905         33,352          40,711          40,953
CORE TECHNOLOGY -- FLOWMAN 3.2                             2.50%             35,338        132,350         161,550         162,513
----------------------------------------------------------------------------------------------------------------------------------

Total Capital Charges                                                    $ 133,167      $ 442,400       $ 547,614       $ 558,143

----------------------------------------------------------------------------------------------------------------------------------

Net Operating Income -- Technology                                         $ 66,977    $ 1,101,285     $ 1,567,946     $ 1,784,554


Attribution Factor                                                             43%            43%             43%             43%
----------------------------------------------------------------------------------------------------------------------------------

Attributed Operating Income                                                 28,800        473,552         674,217         767,358

Discount Period (Years)                                                       0.50           1.50            2.50            3.50
Discount Rate/Factor              33%                                           87%            65%             49%             37%
----------------------------------------------------------------------------------------------------------------------------------

Present Value of Free Cash Flows                                            24,983        308,980         330,758         283,046

Present Value of Attributed Operating Income                             $ 957,544
Section 197 Tax Benefit                                                     88,960
----------------------------------------------------------------------------------
CALCULATED VALUE                                                       $ 1,046,504
==================================================================================



FLOWMAN 4.0
-----------------------------------------------------------------------------------------------------------------------------------
Use Cost Structure:  4                                                                             FORECAST
                                                       HISTORICAL  ----------------------------------------------------------------
                                                          1998         2003       2004       2005      2006       2007         2008
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE                                                             $ 650,050     $ --       $ --       $ --      $ --         $ --
  Revenue Growth                                                         --90%

COST OF SALES
COS1                                                                  111,939       --         --         --        --           --
-----------------------------------------------------------------------------------------------------------------------------------

Total Cost of Sales                                                 $ 111,939     $ --       $ --       $ --      $ --         $ --

-----------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                        $ 538,111     $ --       $ --       $ --      $ --         $ --
  Gross Profit (%)                                                         83%

OPERATING EXPENSES
Cost--to--Complete                                                        --        --         --         --        --           --
Sales & Marketing                                                     107,361       --         --         --        --           --
General & Administrative                                               34,753       --         --         --        --           --
Maint R&D                                                              24,141       --         --         --        --           --
-----------------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                            $ 166,255     $ --       $ --       $ --      $ --         $ --

-----------------------------------------------------------------------------------------------------------------------------------

Operating Income                                                    $ 371,856     $ --       $ --       $ --      $ --         $ --
  Operating Income (%)                                                     57%

Income Tax @ 37%                                                      137,587       --         --         --        --           --
-----------------------------------------------------------------------------------------------------------------------------------

Net Operating Income                                                $ 234,269     $ --       $ --       $ --      $ --         $ --
  Net  Income (%)                                                          36%


CONTRIBUTORY ASSET CHARGES
Capital Asset Charge                                                  131,931       --         --         --        --           --
FlowMan Tradename                 Y                        0.63%        4,095       --         --         --        --           --
CORE TECHNOLOGY -- FLOWMAN 3.2                             2.50%        16,251       --         --         --        --           --
-----------------------------------------------------------------------------------------------------------------------------------

Total Capital Charges                                               $ 152,278     $ --       $ --       $ --      $ --         $ --

-----------------------------------------------------------------------------------------------------------------------------------

Net Operating Income -- Technology                                    $ 81,992     $ --       $ --       $ --      $ --       $ --
                                                                                    --         --         --        --          --

Attribution Factor                                                        43%     43%       43%       43%      43%              43%
-----------------------------------------------------------------------------------------------------------------------------------

Attributed Operating Income                                            35,256       --         --         --        --          --

Discount Period (Years)                                                  4.50    5.50      6.50      7.50     8.50            9.50
Discount Rate/Factor              33%                                      28%     21%       16%       12%       9%              7%
-----------------------------------------------------------------------------------------------------------------------------------

Present Value of Free Cash Flows                                        9,778       --         --         --        --          --

Present Value of Attributed Operating Income
Section 197 Tax Benefit
-------------------------------------------------------------------
CALCULATED VALUE
===================================================================